     The Universal Institutional Funds, Inc. Emerging Markets Debt Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                                  Amount of     % of       % of
                                        Offering      Total         Shares    Offering     Funds
    Security       Purchase/   Size of  Price of    Amount of     Purchased   Purchased    Total                       Purchased
   Purchased      Trade Date  Offering   Shares     Offering       By Fund     By Fund    Assets        Brokers          From
----------------  ----------  --------  --------  -------------   ---------   ---------   ------     -------------  -------------

    National        05/28/08      -      $100.00  $1,000,000.00   2,400,000     0.24%      1.00%     Citi, Morgan   Citigroup
 Development Co.                                                                                     Stanley, BB
 144A 6.369% due                                                                                     Securities,
    6/16/2018                                                                                        Bradesco BBI